UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2020

ENDRA Life Sciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of Common Stock	NDRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adjustments to Management Salaries and Director Fees

As a cash-conserving measure taken in light of the adverse economic conditions caused by the COVID-19 pandemic, ENDRA Life Sciences Inc. (the “Company”) has reduced the cash salaries of members of management by 33% for the remainder of 2020, including the salaries of its named executive officers. In lieu of cash, the Company is paying this portion of management salaries in the form of restricted stock units that vest over the remainder of the year. Additionally, the Company has amended its Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to provide that its non-employee directors’ annual retainers for the second, third and fourth fiscal quarters of 2020 shall be paid in in the form of restricted stock units rather than cash. Such restricted stock units issued under the Director Compensation Policy will vest in three equal quarterly installments on the last date of the fiscal quarter.

Appointment of Director

On April 9, 2020, the Company appointed Louis J. Basenese to serve as a member of its Board of Directors (the “Board”). In connection with Mr. Basenese’s appointment to the Board, the size of the Board was increased from five to six members.

Mr. Basenese, 42, is the Founder and Chief Analyst of Disruptive Tech Research, LLC, an independent equity research and advisory firm focused exclusively on disruptive technology companies that has served the investment management community since June 2014. Since 2005, Mr. Basenese has also managed The Basenese Group, LLC, a consulting business focused on communications and business development for private and public small and microcap businesses. Mr. Basenese holds an M.B.A. in Finance from the Crummer Graduate School of Business at Rollins College and a Bachelor of Arts from the University of Florida. He is also a former Series 7 and Series 66 license holder.

Pursuant to the Director Compensation Policy, Mr. Basenese (1) in connection with his initial appointment to the Board, received options to purchase 50,000 shares of Company common stock that vest in three equal annual installments and (2) will receive an annual cash retainer of $40,000, prorated for partial years of service and, with respect to 2020, paid in the form of restricted stock units, as described above.

Item 7.01 Regulation FD Disclosure

On April 13, 2020, the Company issued a press release announcing the adjustments to management salaries and director fees described in Item 1.01 of this Current Report on this Form 8-K under the heading “Adjustments to Management Salaries and Director Fees.” A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated April 13, 2020 issued by the Company, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
April 13, 2020
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer